(Company letterhead)


July 24, 2000

Ms. Lori Adamski
Patriot Bank Corp. and Patriot Bank as jointly and severally liable Co-Lessees ("Patriot")
High and Hanover Streets
Pottstown, PA  19464

Re:   Master Equipment Lease Agreement 200273, Master Equipment Lease Agreement
Schedule 00010 ("Agreement")

Dear Ms. Adamski:

We are in receipt of your request to sub-lease some or all of the equipment currently covered under the above referenced Agreement to Universal Money Centers, Inc. ("UMC"). As you know, pursuant to section 24 of the Master Equipment Lease Agreement, our consent is required for such an arrangement.

With this letter Newcourt Communications Finance Corporation, as Lessor, hereby consents to this request to sub-lease provided Patriot understands and acknowledges, by signing below, that this consent shall not relieve the Patriot of its duties, liabilities and obligations under this Agreement, and that Patriot shall be remain solely liable under this Agreement. Patriot also agrees not to assert against Newcourt any defense, setoff, recoupment, claim or counterclaim which the Patriot may have against UMC with respect to the Agreement, Equipment and/or this consent to sub-lease. Patriot shall not be relieved of its liability under the Agreement because of any agreement, release, compromise or novation which may be made by Newcourt with UMC or any other party with respect to the Agreement, Equipment and/or this consent to sub-lease.

Yours truly,                             Patriot Bank Corp. and Patriot Bank as
                                         jointly and severally liable Co-Lessees


By:  /s/ James V. Marino                 By:  /s/ Lori Adamski
------------------------                      ----------------------------------
James V. Marino                          Authorized Signature

                                         Lori Adamski Deposit Services Team
                                         Leader
                                         Print Name & Title


                                                         7/26/00
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                                         Date